SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          GEORGIAN BANCORPORATION, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                 Georgia                                       58-2531498
  ----------------------------------------                ---------------------
  (State of Incorporation or Organization)                  (I.R.S. Employer
                                                           Identification No.)

            3270 Florence Road
          Powder Springs, Georgia                                30127
   ----------------------------------------                   ------------
   (Address of Principal Executive Offices)                    (Zip Code)


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
If this form relates to the registration of a class  If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the       of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to            Exchange Act and is effective pursuant to
General Instruction A.(c), please check the          General Instruction A.(d) please check the
following box. [ ]                                   following box. [X]
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Securities Act registration statement file number to which this form relates:
Not Applicable
--------------

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class to           Name of Each Exchange on Which
                be so Registered              Each Class is to be Registered
          -------------------------------    ---------------------------------

          None.                              None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock of Sweetwater Financial Group" in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-53536).

Item 2.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement.

     3.1       Articles of Incorporation (incorporated by reference to Exhibit
               3.1 of the Company's Registration Statement on Form S-1, Registration No. 333-53536).

     3.1(a) Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, File No. 333-53536).

     3.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Registration No. 333-53536).

     3.2(a) Amendment to Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, File No. 333-53536).

     4.1 Form of certificate of common stock (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-1, Registration No. 333-53536).

     4.2 Form of Organizers' Warrant Agreement (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8, Registration No. 333-102796).

     4.3 Form of Private Placement Warrant Agreement (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, File No. 333-53536).




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        GEORGIAN BANCORPORATION, INC.



Dated:  April 29, 2004                  By:   /s/  Gordon R. Teel
                                            --------------------------------
                                              Gordon R. Teel,
                                              President, Chief Executive Officer
                                              and Chairman





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